Exhibit 10.5

CROSS-RECEIPT AND RELEASE

September 20, 2006

This Cross-Receipt and Release (this “Release”) is being executed and delivered pursuant to that certain Contribution Agreement, dated as of September 20, 2006 (the “Contribution Agreement”), by the Members of Vanguard Synfuels, L.L.C., a Louisiana limited liability company (each individually, a “Member” and collectively, the “Members”). Capitalized terms used in this Release without definition have the respective meanings given to them in the Contribution Agreement.

Each Member, other than Darrell Dubroc and Timothy Collins, acknowledges receipt from Diametrics Medical, Inc., a Minnesota corporation (the “Public Company”), of the amount set forth next to his, her or its name on Schedule 2.2(a) of the Contribution Agreement in immediately available funds.

Darrell Dubroc and Timothy Collins each acknowledge receipt from Public Company of certificates for the Shares set forth next to his name on Schedule 2.2(b) of the Contribution Agreement.

Each Member also acknowledges that execution and delivery of this Release is a condition to the Public Company’s obligation to consummate the transactions contemplated by the Contribution Agreement and that the Public Company is relying on this Release in consummating such transactions.

Each Member, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, in order to induce the Public Company to consummate the transactions contemplated by the Contribution Agreement, hereby agrees as follows:

Each Member, on behalf of himself, herself or itself, and each of his, her or its respective Affiliates and related parties, hereby releases and forever discharges the Public Company, Vanguard Synfuels, L.L.C., a Louisiana limited liability company (the “Company”), Vanguard Biofuels, Inc., a Louisiana corporation (the “Subsidiary”), and each of their respective individual, joint or mutual, past, present and future Affiliates, equity holders, controlling persons, and subsidiaries, and each of their respective equity holders, members, partners, owners, directors, officers, employees, agents, representatives and legal counsel and each of their respective successors and assigns (individually, a “Releasee” and collectively, “Releasees”) from any and all claims, demands, proceedings, causes of action, orders, obligations, contracts, agreements, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which the Member or any of his, her or its Affiliates or related parties now has, have ever had or may hereafter have against the respective Releasees arising contemporaneously with or prior to the Closing Date or on account of or arising out of any matter, cause or event occurring contemporaneously with or prior to the Closing Date, including, but not limited to, any rights to indemnification or reimbursement from the Company or the Subsidiary, as an employee, officer, director, equity holder, member or otherwise, whether pursuant to its charter, bylaws, operating agreement, contract, applicable law or otherwise and whether or not relating to claims pending on, or asserted after, the Closing Date; provided, however, that nothing contained herein shall operate to release (i) any obligation of the Public Company to a Member arising after the Closing Date under the Contribution Agreement or any of such Member’s Related Agreements, including, with respect to a Member, any written employment agreement between the Public Company and such Member or (ii) the Promissory Note for $250,000 dated April 21, 2006, by the Company in favor of Darrell Dubroc, the Promissory Note for $260,000 dated October 14, 2005, by the Company in favor of Darrell Dubroc, the Promissory Note for $150,000 dated July 31, 2003, by the Company in favor of William Wieger and the Promissory Note for $100,000 dated July 31, 2003, by the Company in favor of Tony Lavespere, if such notes are outstanding on the date hereof; and provided, further, that, for the avoidance of doubt, nothing contained herein shall operate to release any obligation of a Member under Section 4.6.2. of the Operating Agreement of the Company dated June 26, 2003, as amended by Amendment #1 thereto dated December 2, 2003, and Amendment #2 thereto dated September 13, 2006.

Each Member hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Releasee, based upon any matter purported to be released hereby.

Without in any way limiting any of the rights and remedies otherwise available to any Releasee, each Member shall indemnify and hold harmless each Releasee from and against all Losses arising directly or indirectly from or in connection with (i) the assertion by or on behalf of such Member or any of his, her or its Affiliates or related parties of any claim or other matter purported to be released pursuant to this Release, and (ii) the assertion by any Person of any claim or demand against any Releasee which claim or demand arises directly or indirectly from, or in connection with, any assertion by or on behalf of such Member or his, her or its Affiliates or related parties against such Person of any claims or other matters purported to be released pursuant to this Release.

If any provision of this Release is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Release will remain in full force and effect. Any provision of this Release held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

Each Member acknowledges that he, she or it has been advised that this release is a general release and that it extends to claims which he, she or it may not know or suspect to exist in his, her or it favor at the time of executing the release, which if known by him, her or it may have materially affected his, her or its settlement with the debtor. Each Member hereby expressly waives any right he, she or it may have under any law, statute, regulation or common law principle that prohibits or limits the effectiveness of such a general release.

This Release may not be changed except in a writing signed by the Public Company and each of the Members.

This Release shall be governed by and construed under the laws of the State of New York.

All words used in this Release will be construed to be of such gender or number as the circumstances require.

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This Release may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

Any signature page delivered pursuant to this Release hereto via facsimile shall be binding to the same extent as an original signature. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party that requests it.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned has executed and delivered this Release to the Public Company as of the first date set forth above.

/s/ Joe Burns
JOE BURNS

/s/ John Russo
JOHN RUSSO

/s/ Jimmy Carter
JIMMY CARTER

/s/ Benny Cloud
BENNY CLOUD

/s/ Dillard Cloud, Jr.
DILLARD CLOUD, JR.

/s/ Tim Collins
TIM COLLINS

CGC ASSOCIATES, LLC

By:	/s/ Tim Collins
Name:	Tim Collins
Title:	Authorized Signatory

/s/ Cecil Crawford
CECIL CRAWFORD

/s/ Glenn Davis
GLENN DAVIS

Signature Page 1 to Cross-Receipt & Release

/s/ Darrell Dubroc
DARRELL DUBROC

/s/ Thomas Frazier
THOMAS FRAZIER

/s/ Michael Hawkins
MICHAEL HAWKINS

BIOINVEST, LLC

By:	/s/ Stanley King
Name:	Stanley King
Title:	Authorized Signatory

/s/ Antwine J. Lavespere
ANTWINE J. LAVESPERE

/s/ Carl R. Martin
CARL R. MARTIN

/s/ Kerry McManus
KERRY MCMANUS

/s/ Jeff Peterson
JEFF PETERSON

TIMBER HARVESTING EXPERTS LOGGING CO., LLC

By:	/s/ Derald Phillips
Name:	Derald Phillips
Title:	Authorized Signatory

Signature Page 2 to Cross-Receipt & Release

/s/ Stephen Shelton
STEPHEN SHELTON

/s/ Travis Taylor
TRAVIS TAYLOR

/s/ Benjamin Templin
BENJAMIN TEMPLIN

/s/ Steve Templin
STEVE TEMPLIN

/s/ Clyde Todd
CLYDE TODD

/s/ Audrey D. Tyler
AUDREY D. TYLER

/s/ William Wieger
WILLIAM WIEGER

/s/ Greg Williams
GREG WILLIAMS

Signature Page 3 to Cross-Receipt & Release

ACKNOWLEDGED AND AGREED:

DIAMETRICS MEDICAL, INC.

By:	/s/ Heng Chuk
Name:	Heng Chuk
Title:	Chief Financial Officer

Signature Page 4 to Cross-Receipt & Release